As filed with the Securities and Exchange Commission on December 8, 2008

Registration No. 333-84552

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	93-0370304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13900 NW Science Park Drive

Portland, Oregon 97229

(503) 641-4141

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Paul Oldham

Vice President of Administration,

Chief Financial Officer and Corporate Secretary

Electro Scientific Industries, Inc.

13900 NW Science Park Drive

Portland, Oregon 97229

(503) 641-4141

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Steven Hull

Lainie Dillon

Stoel Rives LLP

900 SW Fifth Avenue

Portland, Oregon 97204

This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, “non-accelerate filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Removal from Registration of Unsold 4 1/4% Convertible Subordinated

Promissory Notes and the Common Stock Issuable Upon Conversion of the Notes

On March 19, 2002, Electro Scientific Industries, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) its registration statement on Form S-3 (No. 333-84552) and on April 25, 2002, the Company filed with the Commission its Amendment No. 1 to Form S-3 (the “Registration Statement”). The Registration Statement was filed in order to register for re-sale 4 1/4% convertible subordinated promissory notes and the common stock issuable upon conversion of those notes (the “Securities”). Effective January 8, 2004, the Registrant’s obligation to register the Securities for resale under the Registration Rights Agreement entered in connection with the original sale of the notes terminated. The notes have since been redeemed by the Company.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company now respectfully requests that the Commission remove from registration the notes and common stock issuable on conversion of the notes. All of the notes have been redeemed by the Company, and no common stock was issued on conversion of the notes. Accordingly, the Company hereby de-registers $150,000,000 aggregate principal amount of 4 1/ 4% convertible subordinated promissory notes and the common stock issuable upon conversion of those notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 5th day of December, 2008.

ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:	/s/ PAUL OLDHAM
Vice President of Administration,
Chief Financial Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on December 5, 2008.

Signature	Title

/s/ NICHOLAS KONIDARIS	President and Chief Executive Officer
Nicholas Konidaris	(Principal Executive Officer)

/s/ PAUL OLDHAM	Vice President of Administration,
Paul Oldham	Chief Financial Officer and Corporate
Secretary (Principal Financial Officer)

/s/ KERRY MUSTOE	Vice President, Corporate Controller
Kerry Mustoe	and Chief Accounting Officer
(Principal Accounting Officer)

/s/ FREDERICK A. BALL	Director
Frederick A. Ball

/s/ RICHARD J. FAUBERT	Director
Richard J. Faubert

/s/ EDWARD C. GRADY	Director
Edward C. Grady

/s/ BARRY L. HARMON	Director
Barry L. Harmon

/s/ W. ARTHUR PORTER	Director
W. Arthur Porter

/s/ GERARD F. TAYLOR	Director
Gerard F. Taylor

/s/ KEITH L. THOMSON	Director
Keith L. Thomson

/s/ JON D. TOMPKINS	Director
Jon D. Tompkins

/s/ ROBERT R. WALKER	Director
Robert R. Walker